EXHIBIT 21

PNK Entertainment, Inc.

List of Subsidiaries

Subsidiary	State of Organization	Name(s) under which Subsidiary does Business
ACE Gaming, LLC	New Jersey
Ameristar Casino Black Hawk, LLC	Colorado	Ameristar Casino Black Hawk
Ameristar Casino Council Bluffs, LLC	Iowa	Ameristar Casino Council Bluffs
Ameristar Casino Kansas City, LLC	Missouri	Ameristar Casino Kansas City
Ameristar Casino St. Charles, LLC	Missouri	Ameristar Casino St. Charles
Ameristar Casino Vicksburg, LLC	Mississippi	Ameristar Casino Vicksburg
Ameristar Casino East Chicago, LLC	Indiana	Ameristar Casino East Chicago
Ameristar Casino Springfield, LLC	Massachusetts
Ameristar East Chicago Holdings, LLC	Indiana
Ameristar Lake Charles Holdings, LLC	Louisiana
AREP Boardwalk Properties LLC	Delaware
Belterra Resort Indiana, LLC	Nevada	Belterra Casino Resort & Spa
Boomtown, LLC	Delaware
Cactus Pete’s, LLC	Nevada	Cactus Pete’s
Casino Magic, LLC	Minnesota
Casino Magic (Europe) B.V.	Netherlands
Casino Magic Hellas Management Services, S.A.	Greece
Double Bogey, LLC	Texas
Front Range Entertainment District, LLC	Colorado
Louisiana-I Gaming, A Louisiana Partnership in Commendam	Louisiana	Boomtown New Orleans
OGLE HAUS, LLC	Indiana	Ogle Haus Inn
Pinnacle MLS, LLC	Delaware
Pinnacle Retama Partners, LLC	Texas	Retama Park
PNK (Baton Rouge) Partnership	Louisiana	L’Auberge Casino & Hotel Baton Rouge
PNK (BOSSIER CITY), LLC	Louisiana	Boomtown Bossier City
PNK Development 7, LLC	Delaware	Heartland Poker Tour
PNK Development 8, LLC	Delaware
PNK Development 9, LLC	Delaware
PNK Development 10, LLC	Delaware
PNK Development 11, LLC	Nevada
PNK Development 17, LLC	Nevada
PNK Development 18, LLC	Delaware
PNK Development 28, LLC	Delaware
PNK Development 29, LLC	Delaware
PNK Development 30, LLC	Delaware
PNK Development 31, LLC	Delaware
PNK Development 33, LLC	Delaware
PNK Development 34, LLC	Delaware
PNK Development 35, LLC	Delaware
PNK Vicksburg, LLC	Delaware
PNK (Kansas), LLC	Kansas
PNK (LAKE CHARLES), L.L.C.	Louisiana	L’Auberge Casino Resort Lake Charles
PNK (Ohio), LLC	Ohio	Belterra Park
PNK (Ohio) II, LLC	Ohio
PNK (Ohio) III, LLC	Ohio
PNK (River City), LLC	Missouri	River City Casino
PNK (SA), LLC	Texas
PNK (SAM), LLC	Texas

PNK (SAZ), LLC	Texas
PNK (VN), Inc.	Cayman Islands
The Pinnacle Entertainment Foundation	Nevada
Yankton Investments, LLC	Nevada